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                                                       EXHIBIT 10(xv)













                            TEKTRONIX

        NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                         1995 RESTATEMENT

                           July 1, 1995





Tektronix, Inc.
an Oregon corporation
PO Box 1000
Wilsonville, Oregon  97070                              Tektronix






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                        TABLE OF CONTENTS


                                                             Page


1.  Plan Administration                                         1

2.  Deferral Election                                           1

3.  Deferred Compensation Account; Trust                        3

4.  Time and Manner of Payment                                  4

5.  Death                                                       5

6.  Termination; Amendment                                      5

7.  Claims Procedure                                            6

8.  General Provisions                                          6

9.  Effective Date                                              7

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                            TEKTRONIX

        NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                         1995 RESTATEMENT

                           July 1, 1995


Tektronix, Inc.
an Oregon corporation
PO Box 1000
Wilsonville, Oregon  97070                              Tektronix


        Members of the Tektronix Board of Directors who are not employees of Tektronix or an affiliate (Non-Employee Directors) are paid annual retainers and meeting fees, in cash, for service as directors of the company (Directors'
Fees). They also receive shares of Tektronix's common stock (Award Shares) pursuant to the Tektronix, Inc. Non-Employee Directors Stock Compensation Plan (Stock Plan). The unvested portion of the Award Shares is forfeited in the event the Non-Employee Directors' service on the Tektronix Board of Directors terminates prior to full vesting of the award, which is generally on the fifth anniversary of the date of the award.

        In order to provide greater incentives for qualified persons to serve as Non-Employee Directors, Tektronix adopts this plan to allow the Non-Employee Director to elect from time to time to defer receipt of Directors' Fees and of Award Shares.

     1. PLAN ADMINISTRATION

        The Chief Executive Officer of Tektronix or delegate shall appoint one or more employees of Tektronix as Administrator of the plan. The Administrator shall interpret and administer the plan and for that purpose may make, amend or revoke rules and regulations at any time.

     2. DEFERRAL ELECTION

        2.1 A Non-Employee Director may elect as provided below to defer the receipt of Directors' Fees and Award Shares. An election shall be in writing on a form provided by the Administrator and shall specify the time and manner of payment of the deferred amounts in accordance with other provisions of this plan.

        2.2  An election to defer Directors' Fees shall be effective as follows:

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              (a)  Except as provided in (b) and 2.4, an election
        received by the Administrator on or before December 20 of any year shall be effective for Directors' Fees payable for succeeding calendar years.

              (b) An initial election shall be effective for all Directors' Fees payable after it is received if that occurs within 30 days after notice to a Director of whichever of the following is applicable:

                 (1)  Adoption of this Plan.

                 (2) Commencement of the Director's eligibility to participate in this plan.

        2.3  An election to defer Award Shares shall be effective as follows:

              (a) Except as provided in (b), (c) and 2.5, an election received by the Administrator before an annual meeting of shareholders of Tektronix shall be effective for Award Shares with an award date on or after such annual meeting and Award Shares as to which a Non-Employee Director has elected to receive Award Shares in lieu of cash payment of annual retainer fees payable for periods after such annual meeting.

              (b) If a Non-Employee Director is elected or appointed to the Tektronix Board of Directors, an election to defer shall be effective for all of the Award Shares awarded as of the date the Director is elected or appointed and any Award Shares the Director elects to receive in lieu of cash payments of annual retainer fees payable for periods after the date the Director is elected or appointed, if the election is received by the Administrator within 30 days after the date the Director is elected or appointed.

              (c) An election to defer shall be effective for the portion of the Award Shares becoming vested as of a date after the election is received by the Administrator. For this purpose, Award Shares become vested on the anniversary date, or other date, through which the Non-Employee Director must continue in service on the Board of Directors to reach an increment in the percent vested under the vesting schedule in the Stock Plan.

        2.4 An election to defer Directors' Fees shall continue in effect through the year in which the Director terminates it in writing or changes the amount deferred by submitting a new election. Such a notice or new election received on or before December 20 of any year shall be effective for succeeding calendar years and shall not affect fees deferred under the prior election.

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        2.5  An election to defer Award Shares shall continue in effect until an annual meeting of Tektronix shareholders before which the Director terminates it in writing. Such a notice of termination shall be effective for Award Shares with an award date as of such annual meeting and any subsequent awards, or elected in lieu of cash payment of annual retainer fees payable for periods after such annual meeting, but shall not affect Award Shares deferred under the prior election.

        2.6 Tektronix may withhold from any deferral of Director's Fees or from nondeferred fees payable at the same time any amounts required by applicable law and regulations.

        2.7 Deferral of Award Shares elected in lieu of cash payment of annual retainer fees shall be controlled by elections to defer Award Shares and not by elections to defer Director's Fees.

     3. DEFERRED COMPENSATION ACCOUNT; TRUST

        3.1 Tektronix shall credit to a Director's deferred compensation account (the Account) each amount of Directors' Fees deferred by the Director under this plan. The Account shall be credited as of the day a deferred fee would otherwise have been paid to the Director.

        3.2 Until full payment of a Director's Account has been made to the Director or beneficiaries under this plan, Tektronix shall credit interest to the Account as follows:

              (a) The interest rate for each calendar quarter shall be the yield to maturity of the most recent 10 year U.S.
        Treasury Notes as of the close of the quarter.

              (b) Interest on undistributed balances shall accrue from the date deferrals are credited under 3.1 until the last installment is paid.

              (c) Interest shall be added to principal during the deferral period as of the last day of each calendar quarter. Installment payments shall be calculated by dividing the adjusted principal by the number of installments to be paid. Interest during the payment period shall be added to the second and subsequent installments of principal.

        3.3 Each Director's Account shall be maintained on the books of Tektronix until full payment has been made to the Director or beneficiaries under this plan. No funds shall be set aside or earmarked for the Account, which shall be purely a bookkeeping device.

        3.4 The Administrator of the Stock Plan shall transfer the certificates for any Award Shares deferred under Section 2 to the trustee of the Tektronix Executive Compensation Trust

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(the Trust), which shall be the owner of record of such Award Shares.  No stock powers for such certificates shall be executed by the deferring Non-Employee Director or, if already executed, any such stock powers shall be destroyed. Dividends on deferred Award Shares shall be paid to the trustee of the Trust. The Investment Committee established under the Trust shall invest the dividends in a money market fund or other financial assets selected in its discretion.

     4. TIME AND MANNER OF PAYMENT

        4.1 Subject to 4.6 and 5.1 the Account shall be paid or payment commenced in the next January after one of the following Payment Dates as selected under 4.3:

              (a)  The date the Director's service on the Tektronix
        Board ends.

              (b) The date the Director reaches age 65 or a later age specified by the Director in the selection under 4.3.

              (c) The date that the criteria in both (a) and (b) have been met.

        4.2 Subject to 4.6 and 5.1 the Account shall be paid in one of the following ways as selected under 4.3:

              (a)  In a single lump sum.

              (b) In not more than five substantially equal annual installments of principal plus interest.

        4.3 The time and manner of payment under 4.1 and 4.2 shall be selected by the Director as follows:

              (a) The selection shall be made in the deferral election.

              (b) The selection shall be irrevocable for the portion of the Account attributable to amounts deferred under the election in which the selection is made.

              (c) If the time or method of payment is different under different elections, the Account shall be appropriately divided for distribution.

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        4.4  The trustee of the Trust shall transfer all the deferred
Award Shares to the Director in the next January after one of the Payment Dates described in 4.1, as selected under 4.3. At the same time the trustee shall pay the Director the amount of all dividends received on the deferred Award Shares, adjusted for investment returns during the period held by the Trust.

        4.5 Tektronix may withhold from any payments any income tax or other amounts as required by law.

        4.6 If a Director has elected to defer payment of an amount, the Administrator may in its discretion make or commence payments earlier than the deferred date if, on application by the Director, the Administrator finds that financial hardship exists because of illness, accident, disability or other unexpected event creating a financial need.

     5. DEATH

        5.1 A Director's Account and deferred Award Shares shall be distributable under 5.2 on the Director's death regardless of the provisions of 4 above.

        5.2 On death of a Director the Account shall be paid in a single lump sum within 30 days after death. At the same time the trustee of the Trust shall distribute the Director's deferred Award Shares plus the dividends received on such Award Shares, adjusted for investment return during the period held by the Trust. Such payment and distribution shall be made to a beneficiary determined in the following order of priority:

              (a) To the surviving beneficiaries designated by the Director in writing to the Administrator.

              (b)  To the Director's surviving spouse.

              (c)  To the Director's estate.

     6. TERMINATION; AMENDMENT

        6.1 Tektronix may terminate this plan as to deferral of Directors' Fees effective the first day of any year after notice to the Non-Employee Directors. Tektronix may terminate this plan as to deferral of Award Shares effective with any annual meeting of shareholders after notice to the Non-Employee Directors. Upon termination of the plan, no further deferral shall be permitted of Directors' Fees or Award Shares, whichever applies. Amounts in an Account shall remain to the credit of the Account, shall continue to be credited with interest and shall be paid out in accordance with 3 and 4 above. Award Shares in the Trust shall continue to be held, along with dividends received on them, and distributed in accordance with 3 and 4 above.

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        6.2  Tektronix may amend this plan effective the first day of any calendar year after notice to the Non-Employee Directors.

        6.3 If the Internal Revenue Service rules that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid within 30 days to the Directors.

     7. CLAIMS PROCEDURE

        7.1 Any person claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

        7.2 If the claim or request is denied, the written notice of denial shall state the following:

              (a) The reasons for denial, with specific reference to the plan provisions on which the denial is based.

              (b) A description of any additional material or information required and an explanation of why it is necessary.

              (c)  An explanation of the plan's review procedure.

        7.3 The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limited shall be 180 days.

        7.4 Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the Administrator which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

        7.5 The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

     8. GENERAL PROVISIONS

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        8.1  Subject to the rights of the Non-Employee Directors under the
Trust, all amounts of deferred compensation under this plan shall remain at all times the unrestricted assets of Tektronix and the promise to pay the deferred amounts shall at all times remain unfunded as to the Directors. The rights of Directors and beneficiaries under the plan shall only be as general creditors of Tektronix.

        8.2 Any notice under this plan shall be in writing or by electronic means and shall be received when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail should be directed to Tektronix at the address stated in this plan, to a Director at the address stated in the Director's election or to such other address as either party may specify by notice to the other party.

        8.3 The interests of a Director or beneficiary under this plan are personal and no such interest may be assigned, seized by legal process or in any way subjected to the claims of any creditor.

              9. EFFECTIVE DATE

        This Restatement of the plan shall be effective July 1, 1995.

        Adopted June 21, 1995



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